PARTICIPATION AGREEMENT

by and among

DFA INVESTMENT DIMENSIONS GROUP INC.,

DIMENSIONAL FUND ADVISORS LP,

DFA SECURITIES LLC

and

FIRST SECURITY BENEFIT LIFE INSURANCE AND
ANNUITY COMPANY OF NEW YORK

THIS AGREEMENT, made and entered into this 27th day of February 2012, by and among First Security Benefit Life Insurance and Annuity Company of New York (“Company”), on its own behalf and on behalf of segregated asset accounts of the Company that may be established from time to time (individually, an “Account” and collectively, the “Accounts”); DFA Investment Dimensions Group Inc. (“Fund”); the Fund’s investment adviser, Dimensional Fund Advisors LP (“Adviser”); and DFA Securities LLC (“DFAS”) (individually, a “Party” and collectively, the “Parties”).

The Company, the Fund, the Adviser and DFAS, intending to be legally bound, hereby agree as follows:

1.             Sales of Shares/Procedures

1.1           The Fund appoints the Company as the Fund's agent for the limited purpose of receiving, accepting, processing and transmitting orders for the purchase and redemption of shares of the Fund by the Company on behalf of owners of variable annuity contracts (“Contracts”). The Company will not hold itself out to the public as a distributor for the Fund nor engage in any other activities for the Fund. Receipt and acceptance of any such order on any day the New York Stock Exchange is open for trading and on which a portfolios of the Fund listed on Schedule 1 (each a “Portfolio”) calculates its net asset value (a “Business Day”) pursuant to the rules of the Securities and Exchange Commission (“SEC”) by the Company as such limited agent of the Fund prior to the time that the Portfolio ordinarily calculates its net asset value as described from time to time in the Portfolio’s prospectus shall constitute receipt and acceptance by the Fund on that same Business Day, provided that the Fund receives notice of such request by such times as set forth below. Shares of the respective Portfolios of the Fund, as may be updated from time to time by the Parties, shall be sold by the Fund through its agent DFAS, and purchased by the Company for the appropriate subaccount of each Account for use as an underlying investment medium for the Contracts, at the net asset value next computed after receipt by the Company on behalf of the Fund of each order of shares, in accordance with the provisions of this Agreement and the then current prospectus(es) of the Portfolios.

1.1(a)
Transmission of Instructions  For each Portfolio and for each Account maintained by the Company with such Portfolio, the Company shall transmit to National Securities Clearing Corporation (“NSCC”) (which shall forward the information to the transfer agent of the Fund), no more than ten aggregate purchase orders as follows:

(i)	five purchase orders for the Accounts expressed in dollars (sent via NSCC’s DCC&S System); and

(ii)	five purchase orders for the Accounts expressed in shares (sent via NSCC’s DCC&S System);

and no more than ten aggregate redemption orders as follows:

(i)	five redemption orders for the Accounts expressed in dollars (sent via NSCC’s DCC&S System); and

(ii)	five redemption orders for the Accounts expressed in shares (sent via NSCC’s DCC&S System);

each of which reflects the aggregated effect of all purchases and all redemptions of shares of the Portfolios in such categories, based upon instructions from Contract owners (collectively, “Instructions”) received prior to the Close of Trading on a given Business Day (“Trade Date”). “Close of Trading” shall mean 4:00 p.m. Eastern Time on a Business Day or such other time as the net asset value of a Portfolio is calculated, as disclosed in the then current prospectus(es) of the Portfolios. “Business Day,” for the purposes of this Section 1.1(a)-(c), shall also include any day on which the NSCC’s DCC&S System is open to transmit and settle orders, even if the NYSE is closed for trading on such day.

On any given Business Day, the Company shall accept Instructions in proper form from Contract owners up to the Close of Trading, but in no event shall the Company accept Instructions that have been received by the Company after the Close of Trading on such Business Day. Instructions received in proper form by the Company after the Close of Trading on any Business Day shall be treated as if accepted on the next following Business Day. Each transmission of Instructions by the Company will constitute a representation that all purchase and redemption orders from the Contract owners were received by the Company prior to 4:00 p.m. Eastern Time or the close of the NYSE, whichever is earlier, on the Business Day on which the purchase or redemption orders are transmitted, in accordance with Rule 22c-1 under the Investment Company Act of 1940, as amended (the “1940 Act”).

1.1(b)
Transmission Deadlines for the Accounts  The transmission of orders for the Accounts will be accepted by the Fund only if provided through NSCC’s DCC&S System in the file delivered to the Fund or its transfer agent prior to 6:30 a.m. Eastern Time (currently NSCC Cycle 8) on the next Business Day following the Trade Date. Any information delivered to the Fund after such 6:30 a.m. Eastern Time file is received will be rejected by the Fund or its transfer agent, subject to the Fund’s sole discretion to accept any trade. Notwithstanding the foregoing, on a limited basis, Company may transmit Instructions until 9:00 a.m. Eastern Time via NSCC Cycles 9 through 12 on the next Business Day following the Trade Date for corrections to Instructions already transmitted or for contingency purposes.

In the event that NSCC systems are not functioning on a given Business Day, the Company may transmit Instructions to the Fund, its transfer agent or as otherwise directed by the Fund or the Adviser via facsimile by 8:00 a.m. Eastern Time on the next Business Day following the Trade Date; provided however, the Company will notify the Fund and the Adviser prior to transmitting Instructions via facsimile. However, this paragraph will not be applicable to Instructions which have already been entered via NSCC but not received by the Fund or its transfer agent. The Company must notify the Fund of the existence of any such Instructions, and the Fund and its transfer agent will use commercially reasonable efforts to process those Instructions in a mutually satisfactory manner.

1.1(c)	Settlement Aggregated purchase and net redemption transactions shall be settled in accordance with NSCC rules and procedures.

In the event that NSCC systems are not functioning on a given Business Day (1) for net purchase Instructions, the Company shall wire payment, or arrange for payment to be wired by the Company’s designated bank, in immediately available funds, to the Portfolio’s custodial account at the Fund’s custodian; and (2) for net redemption Instructions, the Fund or its transfer agent shall wire payment, or arrange for payment to be wired, in immediately available funds, to an account designated by the Company in writing. Wires from the Company must be received no later than the close of the Federal Reserve Wire Transfer System on the next day on which the Federal Reserve Wire Transfer System is open.

In the event that the total redemption order for any one Business Day shall exceed dollar limits set for a Portfolio by the Fund, such Portfolio shall have the option of (i) settling the redemption on the second Business Day following trade date through the NSCC’s money settlement process, (ii) settling the redemption outside of Fund/SERV, if necessary as determined in the discretion of the Fund, at any time within seven (7) days after receipt of the redemption order, in accordance with provisions of the 1940 Act, or (iii) in any other manner provided for in the Portfolio’s then current prospectus(es) and statement of additional information. With respect to clause (ii) above, the Fund shall use best efforts to meet the redemption request up to the dollar limit set for such Portfolio by the Fund on the next Business Day following the Trade Date and the remainder within seven (7) days on a reasonable schedule agreed upon by the Fund and the Company. With respect to clause (iii) above, the Fund shall use best efforts to avoid payments of redemptions in-kind.

Nothing herein shall prevent the Fund, on behalf of a Portfolio, from delaying or suspending the right of purchase or redemption in accordance with the provisions of the 1940 Act and the rules thereunder. The Fund will not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds; the Company alone will be responsible for such action.

1.1(d)
Errors  The Company shall be solely responsible for the accuracy of any Instruction transmitted to the Fund or its transfer agent via NSCC systems or otherwise, and the transmission of such Instruction shall constitute the Company’s representation to the Fund that the Instruction is accurate, complete and duly authorized by Contract owners that are purchasing or redeeming shares of the Portfolio. The Company shall assume responsibility for any loss to the Fund, the Portfolios or their transfer agent caused by a cancellation or correction made subsequent to the date as of which an Instruction has been placed, and the Company will immediately pay such loss to the Adviser, the Fund or such Portfolio(s) upon notification.

Each Party shall notify the other Parties of any errors or omissions in any information and interruptions in or delay or unavailability of, the means of transmittal of any such information as promptly as possible. The Company agrees to maintain reasonable errors and omissions insurance coverage commensurate with the Company’s responsibilities under this Agreement.

In the event of an error in the computation of a Portfolio’s net asset value per share, the Fund will follow the Fund’s then current policy adopted for the sale and distribution of shares of the Portfolio regarding appropriate error correction standards. To the extent an error is deemed material by the Fund, the Fund will promptly report such error to the Company upon discovery and will adjust the number of shares purchased or redeemed to reflect the correct net asset value per share. The Company agrees to use best efforts to collect overpayments made to Contract owners. If, after such efforts, the Company is not able to recover all of such overpayments from the Contract owners, the Company will cooperate with the Fund’s effort in recovering from Contract owners any gain paid to Contract owners attributable to the incorrect calculation or reporting of a Portfolio’s daily net asset value.

The Company shall maintain a record of the total number of shares of the Portfolios which are so purchased, based on information provided by the Fund or its designee to the Company, and shall reconcile with the Fund on a periodic basis the number of shares of each Portfolio attributable to each Account. If an order to purchase shares of a Portfolio must be canceled due to nonpayment, the Company will be responsible for any loss incurred by the Fund or the Portfolio arising out of such cancellation.

1.2
The Fund will redeem the shares of the Portfolios when requested on behalf of the Company at the net asset value next computed after receipt by the Company on behalf of the Fund of each request for redemption, in accordance with the provisions of this Agreement, the then current prospectus(es) of the Portfolios, the statement of additional information of the Fund and the Contracts; provided, however, if any conflicts exist among any such documents, then the terms of the Fund’s current prospectus(es) describing the Portfolios and the statement of additional information describing the Portfolios shall control.

The Company shall apply any net redemption proceeds received by it in accordance with the applicable Contracts. The Company shall not process or effect any redemptions with respect to shares of any Portfolio after receipt by the Company of notification of suspension of the determination of the net asset value of such Portfolio. The Board of Directors of the Fund (“Directors”) may refuse to sell shares of any Portfolio to any person, including the Company with respect to the Accounts, or suspend or terminate the offering of shares of such Portfolio, if such action is required by law or by regulatory authorities having jurisdiction, or is deemed by the Directors, in their sole discretion, acting in good faith and in light of the Directors’ duties under federal and any applicable state laws, necessary in the best interests of shareholders of the Portfolio.

1.3
The Company agrees to purchase and redeem the shares of each Portfolio in accordance with the provisions of this Agreement and the then current prospectus(es) of the Portfolios. Except 1) as necessary to implement transactions initiated or approved by Contract holders, 2) or as otherwise may be required by applicable U.S. federal or state laws or regulations or judicial or other legal precedent, including maintaining the Contracts’ status under the Internal Revenue Code of 1986, as amended from time to time and any successor provisions thereto (the “Code”), or 3) as permitted by an order or “no-action” position of the SEC pursuant to Section 26(c) of the 1940 Act, or (4) as permitted under the terms of the Contracts, the Company shall not redeem shares of the Portfolios attributable to the Contracts.

1.4
Issuance and transfer of shares of the Portfolios will be by book-entry only. Stock certificates will not be issued to the Company or to the applicable Accounts. Shares purchased and redeemed from the Fund will be recorded in appropriate book-entry titles for the Accounts by the Fund or its designee.

1.5
The Company will receive pricing and dividend rate and capital gain distribution rate information through the NSCC System and through email or fax. The Fund will use its commercially reasonable efforts to provide this information by email or fax to the Company by 8:00 p.m. Eastern Time on such Business Day. The Company will receive dividend and capital gain distribution payments through the NSCC system. The Company hereby elects to receive all such dividends and distributions as are payable on shares of a Portfolio in additional shares of that Portfolio. The Fund shall notify the Company or its delegates of the number of shares of the Portfolios so issued as payment of such dividends and distributions.

The Company shall maintain a record of the number of shares of the Portfolios held by the Accounts on behalf of each Contract owner, and the Company shall maintain appropriate records of Contract owner information.

The Company shall investigate all inquiries from Contract owners relating to their interests in the Accounts and the Portfolios, and shall respond in its reasonable discretion to all communications from Contract owners and other persons having an interest in the Contracts relating to the Company’s duties hereunder.

2.             Proxy Solicitations and Voting

2.1
The Fund agrees that the terms on which shares of the Portfolios are offered to the Accounts will not be materially altered without at least sixty (60) days’ prior written notice to the Company during any period when the Accounts own shares of the Portfolios.

2.2
So long as, and to the extent the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners, or to the extent otherwise required by law, the Company shall, at the Company’s option, follow one of the two methods described below to provide pass-through voting privileges to Contract owners:

(a)           Provide a list of Contract owners with value allocated to a Portfolio as of the record date to the Fund or its agent in order to permit the Fund to send solicitation material and gather voting instructions from Contract owners on behalf of the Company. The Company shall also provide such other information to the Fund as is reasonably necessary in order for the Fund to properly tabulate votes for Fund initiated proxies. In the event that the Company chooses this option, the Fund shall be responsible for properly “echo voting” shares of a Portfolio for which no voting instructions have been received.

                (b)           Solicit voting instructions from Contract owners itself and vote shares of the Portfolio in accordance with instructions received from Contract owners. The Company shall vote the shares of the Portfolios for which no instructions have been received in the same proportion as shares of the Portfolio for which instructions have been received.

2.3
The Fund, on behalf of the Portfolios, will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular, the Fund, at its option, will either provide for annual or special meetings or comply with Section 16(c) of the 1940 Act, as well as with Sections 16(a) and, if and when applicable, 16(b) of the 1940 Act and the rules thereunder. Further, the Fund will act in accordance with the SEC’s interpretation of the requirements of Section 16(a) of the 1940 Act with respect to periodic elections of directors and with whatever rules the SEC may promulgate with respect thereto.

3.             Representations and Warranties

3.1
The Company represents and warrants that it is an insurance company within the meaning of Section 816(a) of the Internal Revenue Code of 1986, as amended from time to time and any successor provisions thereto (the “Code”), duly organized and in good standing under applicable law, and that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under applicable state insurance law, and that it has and will maintain the capacity to issue all Contracts that may be sold; and that it is properly licensed, qualified and in good standing in all jurisdictions where the Company does business. The Company represents and warrants that the Contracts will be issued and sold in compliance, in all material respects, with all applicable federal and state laws.

3.2
The Company represents and warrants that the Contracts are or will be registered under the Securities Act of 1933, as amended (the “1933 Act”), or are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act.

3.3
The Company represents and warrants that it has or will have registered each Account as a unit investment trust, in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts or has not registered an Account in proper reliance upon an exemption from registration under the 1940 Act,.

investment account for the Contracts or has not registered an Account in proper reliance upon an exemption from registration under the 1940 Act,.

3.4
The Company represents that the Contracts are currently treated as variable life insurance or annuity contracts under the Code, and that the Company will maintain such treatment and that the Company will notify the Adviser and the Fund promptly upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that the Contracts might not be so treated in the future.

3.5
This Agreement has been duly authorized, executed and delivered by each Party, and is a valid and legally binding contract enforceable in accordance with its terms. No consent, approval, authorization or order of any court or governmental authority is required for the consummation by any Party of the transactions contemplated by this Agreement. The execution and delivery of this Agreement did not, and the consummation of the transactions contemplated by this Agreement will not, violate any Party’s organizational documents or Bylaws, or any resolution adopted by the board of directors or trustees of such Party (as applicable), agreement or arrangement to which a Party has entered into or by which a Party is bound.

3.6
The Company and the Accounts are duly authorized to acquire shares of the Portfolios as contemplated by the terms of this Agreement. The Company or its designee will cooperate with the Fund in providing information as provided in Schedule 2 hereto and will assist the Fund in preventing possible market timing and other trading activities in violation of the Fund’s policies and procedures as provided in Schedule 2 hereto, including without limitation restricting or prohibiting further purchases or exchanges of Fund shares.

3.7
Each party represents and warrants to the other that (i) there are no material legal, administrative or other proceedings pending or, to the knowledge of such party’s knowledge, threatened against such party or its property or assets that could result in liability on its party that are material to the duties and obligations set forth for such party under this Agreement; and (ii) such party is not party to or subject to the provisions of any order, decree or judgment of any court of governmental body that are materially adverse to its business or its ability to consummate the transactions herein contemplated.

3.8
Except as noted below, the disclosure contained in the applicable offering documents for the Contracts does not contain any untrue statements of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such disclosure meets all legal requirements of applicable federal and state laws and regulations. The Company represents and warrants that all current and future offering documents with respect to the Contracts and other materials that mention the Company, the Fund, the Portfolios, DFAS or the Adviser shall meet the requirements described in the first sentence of this subparagraph; provided, however, that the Company shall not be responsible for any disclosure that is provided to it by the Fund, the Portfolios, DFAS or the Adviser or their designee or that is in the Fund’s current prospectus(es) describing the Portfolios or the Fund’s registration statement as filed with the SEC.

3.9
Except as noted below, the disclosure contained in the registration statements for the Portfolios does not contain any untrue statements of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such disclosure meets all legal requirements of applicable federal and state laws and regulations. The Fund, the Adviser, and DFAS represent and warrant that all current and future registration statements with respect to the Portfolios that mention the Company, the Fund, the Portfolios, DFAS or the Adviser shall meet the requirements described in the first sentence of this subparagraph; provided, however, that the Fund, the Adviser, and DFAS shall not be responsible for any disclosure that is provided to them by the Company or its designee or that is in the current offering documents for the Contracts.

3.10
The Fund represents and warrants that it is lawfully established and validly existing under the laws of the State of Maryland. The Fund represents that its operations are and shall at all times remain in material compliance with the laws of the State of Maryland to the extent required to perform this Agreement.

3.11
The Fund represents and warrants that the shares of the Portfolios sold pursuant to this Agreement are registered under the 1933 Act, and duly authorized for issuance; that the Fund shall amend its registration statement for the Portfolios under the 1933 Act and the 1940 Act, from time to time, as required in order to effect the continuous offering of the shares of the Portfolios; that the Fund will sell such shares in compliance with all applicable federal and state laws; and that the Fund is and will remain registered under, and complies and will comply in all material respects with, the 1940 Act. The Fund shall register and qualify the shares of the Portfolios for sale in accordance with the laws of the various states only if, and to the extent, deemed advisable by the Fund or DFAS.

3.12
The Fund represents and warrants that the Portfolios will invest their assets in such a manner that is not inconsistent with the treatment of the Contracts as annuity or life insurance contracts, whichever is appropriate, under the Code and the regulations issued thereunder (or any successor provisions). The Fund represents and warrants that the Portfolios will satisfy (or as to Portfolios that have not yet commenced business, will invest the money received from the sale of Portfolio shares so as to satisfy) the diversification requirements of Section 817(h) of the Code and the Treasury Regulations promulgated thereunder, and that the Fund will ensure that the Portfolios continue to satisfy such requirements. The Fund agrees to notify the Company as soon as practicable upon having a reasonable basis for believing that any Portfolio has ceased to satisfy such diversification requirements or that the Portfolio might not satisfy such requirements in the future, and to adequately diversify the Portfolio so as to achieve compliance within the grace period afforded by Regulation 1.817-5.

3.13
The Fund represents and warrants that the Portfolios qualify (or as to Portfolios that have not yet commenced business, will qualify) as regulated investment companies under Subchapter M of the Code, and that the Fund will make every effort to maintain such qualification. The Fund agrees to notify the Company immediately upon having a reasonable basis for believing that any Portfolio has ceased to so qualify or that it might not so qualify in the future. The Fund acknowledges that compliance with Subchapter M is an essential element of compliance with Section 817(h).

3.14
DFAS represents and warrants that it is and will remain a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”), and is and will be duly registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended (the “1934 Act”). DFAS represents that its operations are, and shall at all times remain, in material compliance with the laws of the State of Delaware to the extent required to perform this Agreement. DFAS further represents and warrants that it will sell and distribute the shares of the Portfolios in accordance with any applicable state laws and federal securities laws, including without limitation, the 1933 Act, the 1934 Act, and the 1940 Act.

3.15
The Adviser represents and warrants that it is registered as an investment adviser with the SEC and that it does and will comply in all material respects with the Investment Advisers Act of 1940, including, without limitation, Rule 206(4)-7 under the Investment Advisers Act (the “Advisers Act”).

3.16
The Fund, Adviser and DFAS represent and warrant that all of their directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Portfolios are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the amount required by the applicable rules of the FINRA and the federal securities laws, including the 1940 Act, as applicable and agree to make all reasonable efforts to assure that such bond or another bond containing these provisions is continuously in effect, and each agrees to notify promptly the Company in the event that such coverage no longer applies. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

4.	Sales Material and Information

4.1	The Company shall promptly provide the Fund with copies of any Contract owner complaints relating to the Fund or to the Portfolios.

4.2
The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material that the Company develops and in which the Fund (or a Portfolio thereof), DFAS, or the Adviser is named. No such material shall be used until approved by the Fund or its designee, and the Fund will use its best efforts for it or its designee to review such sales literature or promotional material within ten (10) Business Days after receipt of such material. Materials not approved or disapproved within ten (10) Business Days shall be deemed approved. The Fund or its designee reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Fund (or a Portfolio thereof) or the Adviser is named, and no such material shall be used if the Fund or its designee so objects.

The Fund, DFAS, and the Adviser shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material that it develops and in which the Company and/or the Accounts is named. No such material shall be used until approved by the Company or its designee, and the Company will use its best efforts to review such sales literature or promotional material within ten (10) Business Days after receipt of such material. Materials not approved or disapproved within ten (10) Business Days shall be deemed approved. The Company or its designee reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Company and/or the Accounts is named, and no such material shall be used if the Company or its designee so objects.

4.3
Except with the written consent of the Adviser, the Fund or DFAS, as appropriate, the Company shall not make any oral or written material representations concerning the Adviser, DFAS, the Fund or the Portfolios, other than the information or representations contained in: (a) a registration statement or prospectus for the Fund, as amended or supplemented from time to time; (b) published reports or statements of the Fund which are in the public domain or are approved by the Adviser, DFAS, or the Fund; or (c) sales literature or other promotional material of the Fund.

4.4
Except with the written consent of the Company, the Adviser, DFAS, or the Fund shall not make any oral or written material representations concerning the Company, the Accounts, or the Contracts, other than the information or representations contained in:

(a)	a registration statement or offering memoranda for the Contracts, as amended or supplemented from time to time;

(b)	published reports or statements of the Contracts or the Accounts which are in the public domain or are approved by the Company; or

(c)	sales literature or other promotional material of the Company.

Notwithstanding the foregoing, neither this provision nor provision 4.3 shall be interpreted to prevent any of the Parties from providing information about the other Parties or this Agreement to their Directors, regulators, accountants, legal counsel or otherwise in the ordinary course of their business.

4.5
Except to the extent required by applicable law, no Party shall use any other Party’s names, logos, trademarks or service marks, whether registered or unregistered, without the prior written consent of such Party. Notwithstanding the foregoing, Company may identify the Portfolios in a listing of funds available as underlying investment options.

4.6
The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments or supplements to any of the above, that relate to each Portfolio or its shares, in final form as filed with the SEC. The Fund, at its expense, shall provide the Company or its designee with Fund Documents in a print-ready PDF, or an electronic copy in a format suitable for printing and posting on the Company’s website. The term “Fund Documents” shall mean the Portfolio’s current prospectuses and supplements thereto, statements of additional information and supplements thereto, and most recent annual and semi-annual reports.

4.7
Upon request, the Company will provide to the Fund at least one complete copy of all offering materials describing the Fund and the Portfolios, including each piece of sales literature and any other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts and each Account. In the event any such documents are required to be filed with any regulatory authority or body, the Company shall provide such materials in final form as filed with such regulatory authority or body. The Company represents and warrants that the Contracts, offering memoranda and any other filing in connection therewith with respect to the Contracts will not materially deviate from the form of such documents provided to the Fund.

4.8	For purposes of this Section 4, the phrase “sales literature or other promotional material” shall be construed in accordance with all applicable securities laws and regulations.

4.9
To the extent required by applicable law, including the administrative requirements of regulatory authorities, or as mutually agreed between the Company and DFAS, the Company reserves the right to modify any of the Contracts in any respect whatsoever. The Company reserves the right, in its sole discretion, to suspend the sale of any Contract, in whole or in part, or to accept or reject any application for the sale of a Contract. The Company agrees to notify the other Parties promptly upon the occurrence of any event that the Company believes might necessitate a material modification or suspension.

4.10	The Parties agree to review the arrangements set forth herein from time to time for possible changes and will make their personnel reasonably available for this purpose.

5.            Fees and Expenses – All expenses incident to performance by the Parties under this Agreement shall be paid in accordance with Schedule 3 hereof.

6.            Indemnification

6.1	Indemnification by the Company

6.1(a)
The Company agrees to indemnify, defend and hold harmless the Fund, DFAS and the Adviser, and each of their directors and officers (as applicable), and each person, if any, who controls any of them within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 6.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses) (except in all cases, excluding consequential or special damages), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, and:

(i)
arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, offering memoranda or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Section 6.1(a) shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund, DFAS or the Adviser for use in the registration statement or offering memoranda for the Contracts (or any amendment or supplement) or in the Contracts or sales literature or otherwise for use in connection with the sale of the Contracts;

(ii)	arise out of, or as a result of, statements or representations or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts;

(iii)
arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Fund and the Portfolios or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company;

(iv)	arise out of, or as a result of, any failure by the Company or persons under its control to provide the services and furnish the materials contemplated under the terms of this Agreement; or

(v)
arise out of, or result from, any material breach of any representation and/or warranty made by the Company or persons under its control in this Agreement or arise out of or result from any other material breach of this Agreement by the Company or persons under its control;

as limited by and in accordance with the provisions of Sections 6.1(b) and 6.1(c) hereof.

6.1(b)
The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement or to the Fund, whichever is applicable, or to the extent of such Indemnified Party’s gross negligence.

6.1(c)
The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action, provided that it gives written notice of such intention to the Indemnified Parties. The Company also shall be entitled to assume and to control the defense thereof. After notice from the Company to such Party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.

6.1(d)
The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the shares of the Portfolios or the Contracts or the operation of the Portfolios.

6.2	Indemnification by DFAS

6.2(a)
DFAS agrees to indemnify, defend and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 6.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund or DFAS) or litigation (including legal and other expenses) (except in all cases, excluding consequential or special damages), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, and:

(i)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus(es) or sales literature of the Fund and the Portfolios (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Section 6.2(a) shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Fund or DFAS by or on behalf of the Company for use in the registration statement or prospectus(es) for the Portfolios or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contract or shares of the Portfolios;

(ii)
arise out of, or as a result of, statements or representations or wrongful conduct of DFAS or the Fund or persons under their control, with respect to the sale or distribution of the Contract or shares of the Portfolios (it is understood that the persons who are involved in the sale or distribution of the Contracts are not under the control of DFAS, the Adviser or the Fund);

(iii)
arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, offering memoranda or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund or DFAS;

(iv)	arise out of, or as a result of, any failure by DFAS, the Fund or persons under their control to provide the services and furnish the materials contemplated under the terms of this Agreement; or

(v)
arise out of or result from any material breach of any representation and/or warranty made by DFAS, the Fund or persons under their control in this Agreement or arise out of or result from any other material breach of this Agreement by DFAS, the Fund or persons under their control;

as limited by and in accordance with the provisions of Sections 6.2(b) and 6.2(c) hereof.

6.2(b)
DFAS shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company or the Accounts, whichever is applicable, or to the extent of such Indemnified Party’s gross negligence.

6.2(c)
DFAS shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified DFAS in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify DFAS of any such claim shall not relieve DFAS from any liability which it may have to the Indemnified Party otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, DFAS will be entitled to participate, at its own expense, in the defense thereof, provided that it gives written notice of such intention to the Indemnified Parties. DFAS also shall be entitled to assume and to control the defense thereof. After notice from DFAS to such Party of DFAS’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and DFAS will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.

6.2(d)
The Indemnified Parties will promptly notify DFAS of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Contracts or the operation of the Accounts.

6.3	Indemnification by the Adviser

6.3(a)
The Adviser agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 6.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund or the Adviser) or litigation (including legal and other expenses) (except in all cases, excluding consequential or special damages), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, and:

(i)
arise out of or based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus(es) or sales literature of the Fund and the Portfolios (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Section 6.3(a) shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Fund or the Adviser by or on behalf of the Company for use in the registration statement or prospectus(es) for the Portfolios or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the shares of Contracts or the Portfolios;

(ii)
arise out of, or as a result of, statement or representations or wrongful conduct of DFAS, the Fund or the Adviser or persons under their control, with respect to the sale or distribution of the Contracts or shares of the Portfolios (it is understood that the persons who are involved in the sale or distribution of the Contracts are not under the control of DFAS, the Adviser or the Fund);

(iii)
arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, offering memoranda or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund or the Adviser;

(iv)
arise out of, or as a result of, any failure by DFAS, the Adviser, the Fund or persons under their control to provide the services and furnish the materials contemplated under the terms of this Agreement; or

(v)	arise out of or result from any material breach of any representation and/or warranty made by DFAS, the Fund, the Adviser or persons under their control in this Agreement or arise out of or result from any other material breach of this Agreement by DFAS, the Adviser, the Fund or persons under their control;

as limited by and in accordance with the provisions of Sections 6.3(b) and 6.3(c) hereof.

6.3(b)
The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company or the Accounts, whichever is applicable, or to the extent of such Indemnified Party’s gross negligence.

6.3(c)
The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund or the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund or the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at its own expense, in the defense thereof, provided that it gives written notice of such intention to the Indemnified Parties. The Adviser also shall be entitled to assume and to control the defense thereof. After notice from the Adviser to such Party of the Adviser’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof, other than reasonable costs of investigation.

6.3(d)
The Indemnified Parties will promptly notify the Fund or the Adviser of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Contracts or the operation of the Accounts.

7.            Potential Conflicts

7.1
The Directors will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Portfolios. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable insurance (including federal, state or other jurisdiction), tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Directors shall promptly inform the Company if they determine that an irreconcilable material conflict exists and the implications thereof.

7.2
The Company will report any potential or existing conflicts of which it is aware to the Directors and, on an annual basis, shall provide the Fund with written notification that the Company is not aware of any conflict, if such is the case. The Company will assist the Directors in carrying out their responsibilities under any applicable provisions of the federal securities laws and/or any exemptive orders granted by the SEC, including the order obtained by the Fund from the SEC, dated March 12, 2002 (File No. 812-12760) (“Exemptive Order”), by providing the Directors with all information reasonably necessary for the Directors to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Directors whenever Contract owner voting instructions are disregarded.

The Company acknowledges that: (i) the Company’s disregard of voting instructions may conflict with the majority of Contract owners’ voting instructions; and (ii) the Company’s action could preclude a majority vote approving a proposed change or could represent a minority view. If the Company’s judgment represents a minority position or would preclude a majority vote, then the Company may be required, at the Fund’s election, to withdraw the Accounts’ investment in the Portfolios. Other than possible decline in the value of an Account due to fluctuations in the net asset value of the Portfolios, no charge or penalty will be imposed as a result of such withdrawal.

7.3
If it is determined by a majority of the Directors, or a majority of its disinterested Directors, that a material irreconcilable conflict exists, the Company shall, at its expense and to the extent reasonably practicable (as determined by a majority of disinterested Directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the Accounts from any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.

7.4
If a material irreconcilable conflict arises because a particular state insurance regulator’s decision applicable to the Company conflicts with the majority of other insurance regulators, then the Company will withdraw the affected Account’s investment in the Portfolio(s) and terminate this Agreement with respect to such Account within six (6) months after the Directors inform the Company in writing that the Directors have determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Directors. Until the end of the foregoing six (6) month period, DFAS and the Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Portfolios.

7.5
For purposes of Sections 7.3 through 7.5 of this Agreement, a majority of the disinterested Directors shall determine whether any proposed action adequately remedies any irreconcilable material conflict. The Company shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Directors determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw an Account’s investment in the Portfolios and terminate this Agreement within six (6) months after the Directors inform the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict.

7.6
If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in any Exemptive Order) on terms and conditions materially different from those contained in any Exemptive Order, then (a) the Fund and/or the Company, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3 (T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 7.1, 7.2, 7.3 and 7.4 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted by the SEC.

8.            Term and Termination

8.1	This Agreement may be terminated by any Party with respect to some or all of the Portfolios with or without cause on sixty (60) days advance written notice.

8.2
Notwithstanding any other provision of this Agreement, DFAS, the Adviser or the Fund may terminate this Agreement for cause on not less than thirty (30) days’ prior written notice to the Company, unless the Company has cured such cause within thirty (30) days of receiving such notice, for any material breach by the Company of any representation, warranty, covenant or obligation hereunder.

8.3
Notwithstanding any other provision of this Agreement, the Company may terminate this Agreement for cause on not less than thirty (30) days’ prior written notice to DFAS, the Adviser and the Fund, unless DFAS, the Adviser or the Fund, as appropriate, has cured such cause within thirty (30) days of receiving such notice, for any material breach by DFAS, the Adviser or the Fund of any representation, warranty, covenant or obligation hereunder.

8.4
Notwithstanding any other provision of this Agreement, the Company may terminate this Agreement by written notice to the Fund and DFAS with respect to any Portfolio based upon the Company’s determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts.

8.5
Notwithstanding any other provision of this Agreement, the Company may terminate this Agreement by written notice to the Fund, the Adviser and DFAS with respect to any Portfolio in the event such Portfolio’s shares are not registered, issued or sold in accordance with applicable state and/or federal law, or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company.

8.6
Notwithstanding any other provision of this Agreement, the Company may terminate this Agreement by written notice to the Fund, the Adviser and DFAS with respect to any Portfolio in the event that such Portfolio ceases to qualify as a “regulated investment company” under Subchapter M of the Code, or if the Company reasonably believes that any such Portfolio may fail to so qualify.

8.7
Notwithstanding any other provision of this Agreement, the Company may terminate this Agreement by written notice to the Fund, the Adviser and DFAS with respect to any Portfolio in the event that such Portfolio fails to satisfy the diversification requirements of Section 817 of the Code and the Treasury regulations promulgated thereunder, or if the Company reasonably believes that any such Portfolio may fail to satisfy such requirements and so notifies the Fund.

8.8
Notwithstanding any other provision of this Agreement, the Fund, the Adviser or DFAS may terminate this Agreement by written notice to the Company, if any one or all shall determine, in their sole judgment, exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity.

8.9
Notwithstanding any other provision of this Agreement, the Company may terminate this Agreement by written notice to the Fund, the Adviser and DFAS, if the Company shall determine, in its sole judgment, exercised in good faith, that any of the Fund, the Portfolios, the Adviser or DFAS has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity.

8.10	Notwithstanding any other provision of this Agreement, any Party may terminate this Agreement within sixty (60) days of:

(a)           change in control of any Party or such Party’s ultimate controlling person; however, a change in the name of the Party will not constitute a change in control; or

(b)           any action taken by federal, state or other regulatory authorities of competent jurisdiction which, in the reasonable judgment of any of the Parties, either (i) materially and adversely alters the terms, advantages and/or benefits of the Contracts to current or prospective purchasers; or (ii) materially or adversely alters the terms or conditions of such Party’s participation in the subject matter of this Agreement.

8.11
Notwithstanding any other provision of this Agreement, the Fund, DFAS, or the Adviser may terminate this Agreement by written notice to the Company in the event that formal administrative proceedings are instituted against the Company by FINRA, the SEC, a state insurance commissioner or like official of any state or any other regulatory body of competent jurisdiction regarding the Company’s duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Portfolios’ shares; provided, however, that the Fund, DFAS, or the Adviser determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement.

8.12
Notwithstanding any other provision of this Agreement, the Company may terminate this Agreement by written notice to the other Parties in the event that formal administrative proceedings are instituted against the Fund, DFAS, or the Adviser by FINRA, the SEC, or any state securities department or any other regulatory body of competent jurisdiction; provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund, DFAS, or the Adviser to perform its obligations under this Agreement.

8.13
Notwithstanding any other provision of this Agreement, the Company may terminate this Agreement upon any substitution of the shares of another investment company or series thereof for shares of a Portfolio, provided that the Company has given at least sixty (60) days prior written notice to the Fund of the date of substitution.

8.14
Notwithstanding the termination of this Agreement, each Party shall continue for so long as any Contracts remain outstanding to perform such of its duties hereunder as are necessary to ensure the continued tax status thereof and the payment of benefits thereunder, with respect to a Portfolio and the corresponding subaccount of each Account.

8.15.
Notwithstanding any termination of this Agreement, the Fund and the Adviser shall, at the option of the Company, continue to make available additional shares of any Portfolio pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”) to the extent additional shares of the Portfolios are being made available to other shareholders of the Portfolio or to new investors, unless (i) such further sale of the shares of the Portfolios is proscribed by law, regulation or an applicable regulatory body, (ii) the Company is able to obtain an order pursuant to Section 26(c) of the 1940 Act to permit the substitution of other securities for the shares of the Portfolios, or (iii) the Fund determines that a liquidation or merger of the Portfolio is in the best interest of the Portfolio or its beneficial owners (reasonable advance notice of election to merge or liquidate, as may be permitted by applicable laws, shall be provided to Company so that the Company may request an order or take other necessary action in connection with the substitution of the Shares for other securities). Specifically, the owners of the Existing Contracts shall be permitted to reallocate investments in the Fund, redeem investments in the Fund, and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts (subject to any such election by the Company). In the event of a termination of this Agreement, the Company, as promptly as is practicable under the circumstances, shall notify the Fund, the Adviser and DFAS whether the Company elects to continue to make shares of the Portfolios available after such termination. If the shares of the Portfolios continue to be made available after such termination, the provisions of this Agreement shall remain in effect for such Existing Contracts.

8.16.	Notwithstanding any termination of this Agreement, each Party's obligation under Section 6 to indemnify the other Parties shall survive.

9.            Notices

Any notice shall be deemed sufficiently given when sent by registered or certified mail, or via facsimile, to the other Parties at the address of such Parties set forth below or at such other address as such Parties may from time to time specify in writing to the other Parties.

If to the Fund:

Catherine L. Newell, Esq.
Vice President and Secretary
DFA Investment Dimensions Group Inc.
6300 Bee Cave Road, Building One
Austin, TX 78746

If to the Adviser:

Catherine L. Newell, Esq.
Vice President and Secretary
Dimensional Fund Advisors Inc.
6300 Bee Cave Road, Building One
Austin, TX 78746

If to DFAS:

Catherine L. Newell, Esq.
Vice President and Secretary
DFA Securities LLC
6300 Bee Cave Road, Building One
Austin, TX 78746

If to the Company:

First Security Benefit Life Insurance
and Annuity Company of New York
One Security Benefit Place
Topeka, KS 66636-0001
Attn:  General Counsel

10.           Miscellaneous

10.1	The captions in this Agreement are included for convenience of reference only and in no way affect the construction or effect of any provisions hereof.

10.2	If any portion of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

10.3	This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

10.4
Each Party shall cooperate with each other Party and all appropriate governmental authorities (including, without limitation, the SEC, FINRA, and any applicable insurance, securities or other regulator of competent jurisdiction), and shall permit such authorities reasonable access to its books and records as required by applicable law in connection with any investigation or inquiry relating to this Agreement.

10.5
Each Party hereto grants to the other Parties the right to audit its records relating to the terms and conditions of this Agreement upon reasonable notice during reasonable business hours in order to confirm compliance with this Agreement.

10.6
The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the Parties hereto are entitled to under state and federal laws.

10.7
Subject to the requirements of legal process and regulatory authority, the Fund, the Adviser and DFAS, and any of their designees, shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by the Company hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the Company until such time as it may come into the public domain.

10.8
The Parties agree to limit and not facilitate, only to the extent within a party’s control or knowledge, a Contract holder’s participation in the Fund’s investment process in contravention of the following: (1) there is not, and there will not be, any arrangement, plan, contract or agreement between the Adviser (or a subadviser) and a Contract holder regarding the availability of the Fund as an Account under the Contract, or the specific assets to be held by the Fund or a fund that the Fund may invest its assets; (2) other than a Contract holder's ability to allocate Contract premiums and transfer amounts in the Company’s Account to and from the Company’s Account corresponding to the Fund, all investment decisions concerning the Fund will be made by the Adviser, any subadviser(s) and the Fund’s Board of Directors in their sole and absolute discretion; (3) the percentage of the Fund's assets invested in a particular fund will not be fixed in advance of any Contract holder's investment and will be subject to change by the Adviser or a subadviser at any time without notice; (4) a Contract holder cannot, and will not be able to, direct the Fund's investment in any particular asset or recommend a particular investment or investment strategy; (5) there is not, and will not be, any agreement or plan between the Adviser or a subadviser and a Contract holder regarding a particular investment of the Fund; (6) a Contract holder cannot, and will not be able to, communicate directly or indirectly with the Adviser or a subadviser concerning the selection, quality or rate of return on any specific investment or group of investments held by the Fund; (7) a Contract holder does not have, and will not have, any current knowledge of the Fund's specific assets other than as may be required to be presented in periodic reports to the Fund’s shareholders; (8) a Contract holder does not have, and will not have, any legal, equitable, direct or indirect ownership interest in any of the assets of the Fund; and (9) a Contract holder only has, and only will have, a contractual claim against the insurance company offering the Contract to receive cash from the insurance company under the terms of his or her Contract.

10.9	This Agreement or any of the rights and obligations hereunder may not be assigned by any Party without the prior written consent of all Parties hereto.

10.10	In any dispute arising hereunder, each Party waives its right to demand a trial by jury and hereby consents to a bench trial of all such disputes.

10.11
The terms of this Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Texas, without regard to the conflicts of law principles thereof; provided, however, that all performances rendered hereunder shall be subject to compliance with all applicable state and federal laws and regulations.

To the extent they are applicable, this Agreement shall be subject to the provisions of the 1933 Act, the 1934 Act, and the 1940 Act, and the rules and regulations and interpretations thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant, and any applicable FINRA regulations or interpretations, and the terms hereof shall be interpreted and construed in accordance therewith.

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be duly executed as of the date first set forth above.

Company:

FIRST SECURITY BENEFIT LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK

By:	/s/ DOUGLAS WOLFF
Name:	Douglas Wolff
Title:	VP

Fund:

DFA INVESTMENT DIMENSIONS GROUP INC.

By:	/s/ JEFF J. JEON
Name:	Jeff J. Jeon
Title:	Vice President

Adviser:

DIMENSIONAL FUND ADVISORS LP
By: Dimensional Holdings Inc., general partner

By:	/s/ KENNETH M. MANELL
Name:	Kenneth M. Manell
Title:	Vice President

DFAS:

DFA SECURITIES LLC

By:	/s/ CAROLYN O
Name:	Carolyn O
Title:	Vice President

Schedule 1

VA U.S. Targeted Value Portfolio

VA U.S. Large Value Portfolio

VA International Value Portfolio

VA International Small Portfolio

VA Short-Term Fixed Portfolio

VA Global Bond Portfolio

SCHEDULE 2: Rule 22c-2 Provisions

1.
Agreement to Provide Information. The Company (hereafter, an "Intermediary") agrees to provide the Fund, upon written request, the taxpayer identification number (“TIN”), the Individual/International Taxpayer Identification Number ("ITIN"), or other government-issued identifier ("GII"), if known, of any or all Contract owners or shareholder(s) of the account (together, "Shareholder(s)") and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholder(s) or account (if known), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Fund shares (“Shares”) held through an account maintained by the Intermediary during the period covered by the request.

1.1.
Period Covered by Request. Unless otherwise directed by the Fund, Intermediary agrees to provide the information specified in Section 1 for each trading day. Requests must set forth a specific period for which transaction information is sought, which generally will not exceed ninety (90) calendar days of transaction information from the date of the request.

1.2.	Form and Timing of Response.

1.2.1.
Intermediary agrees to provide, promptly upon request of the Fund , the requested information specified in Section 1. If requested by the Fund, Intermediary agrees to use its best efforts to determine promptly whether any specific person about whom it has received the identification and transaction information specified in Section 1 is itself a financial intermediary (“indirect intermediary”) and, upon further request of the Fund, promptly either (i) provide (or arrange to have provided) the information set forth in Section 1 for those shareholders who hold an account with an indirect intermediary, or (ii) restrict or prohibit the indirect intermediary from purchasing, in nominee name on behalf of other persons, securities issued by the Fund. Intermediary additionally agrees to inform the Fund whether it plans to perform (i) or (ii).

1.2.2.	Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties.

1.2.3.	To the extent practicable, the format for any transaction information provided to the Fund should be consistent with the NSCC Standardized Data Reporting Format.

1.3.
Limitations on Use of Information. The Fund agrees not to use the information received from the Intermediary for the Fund’s use in external solicitation or marketing to shareholders without the prior written consent of the Intermediary. The Fund is permitted to use the information received from the Intermediary for the Fund’s internal purposes, including monitoring compliance with the Fund’s internal policies, procedures and practices. The Fund agrees to keep any non-public information furnished by the Intermediary confidential consistent with the Fund's then current privacy policy, except as necessary to comply with federal, state, or local laws, rules, or other applicable legal requirements.

2.
Agreement to Restrict Trading. Intermediary agrees to execute written instructions from the Fund to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by the Fund as having engaged in transactions in the Fund’s Shares (directly or indirectly through the Intermediary’s account) that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Fund. Unless otherwise directed by the Fund, any such restrictions or prohibitions shall only apply to Shareholder-Initiated Transfer

Purchases or Shareholder-Initiated Transfer Redemptions that are effected directly or indirectly through Intermediary.

2.1.
Form of Instructions. Instructions to restrict or prohibit trading must include the TIN, ITIN, or GII, if known, and the specific restriction(s) to be executed. If the TIN, ITIN, or GII is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

2.2.
Timing of Response. Intermediary agrees to execute instructions from the Fund to restrict or prohibit trading as soon as reasonably practicable, but not later than five (5) business days after receipt of the instructions by the Intermediary.

2.3.
Confirmation by Intermediary. Intermediary must provide written confirmation to the Fund that instructions have been executed. Intermediary agrees to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed.

3.	Definitions. For purposes of this Schedule 2:

3.1.	The term “Fund” includes the Fund’s principal underwriter and transfer agent. The term not does include any “excepted funds” as defined in SEC Rule 22c-2(b) under the 1940 Act.

3.2.	The term “Shares” means the interests of Shareholders corresponding to the redeemable securities of record issued by the Fund under the 1940 Act that are held by the Intermediary.

3.3.	The term “Shareholder” means the beneficial owner of Shares, whether the Shares are held directly or by the Intermediary in nominee name; except:

3.3.1.	with respect to retirement plan recordkeepers, the term “Shareholder” means the Plan participant notwithstanding that the Plan may be deemed to be the beneficial owner of Shares; and

3.3.2.	with respect to insurance companies, the term “Shareholder” means the holder of interests in a variable annuity or variable life insurance contract issued by the Intermediary.

3.4.	The term “written” includes electronic writings and facsimile transmissions.

3.5.	The term “Intermediary” shall mean a “financial intermediary” as defined in SEC Rule 22c-2.

3.6.	The term “purchase” does not include the automatic reinvestment of dividends.

3.7.	The term “promptly” as used in Section 1.2 shall mean as soon as practicable but in no event later than 10 business days from the Intermediary’s receipt of the request for information from the Fund.

3.8.
The term “Shareholder-Initiated Transfer Purchase” means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a Contract to a Fund, but does not include transactions that are executed: (i) automatically pursuant to a contractual or systematic program or enrollment such as transfer of assets within a Contract to a Fund as a result of “dollar cost averaging” programs, insurance company approved asset allocation programs, or automatic rebalancing programs; (ii) pursuant to a Contract death benefit; (iii) as part of a one-time step-up in Contract value pursuant to a Contract death benefit; (iv) as part of an allocation of assets to a Fund through a Contract as a result of payments such as loan repayments, scheduled contributions, retirement plan salary reduction contributions, or planned premium payments to the Contract; or (v) as pre-arranged transfers at the conclusion of a required free look period.

3.9.
The term “Shareholder-Initiated Transfer Redemption” means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a Contract out of a Fund, but does not include transactions that are executed: (i) automatically pursuant to a contractual or systematic program or enrollments such as transfers of assets within a Contract out of a Fund as a result of annuity payouts, loans, systematic withdrawal programs, insurance company approved asset allocation programs and automatic rebalancing programs; (ii) as a result of any deduction of charges or fees under a Contract; (iii) within a Contract out of a Fund as a result of scheduled withdrawals or surrenders from a Contract; or (iv) as a result of payment of a death benefit from a Contract.

SCHEDULE 3
EXPENSES

The Fund and Company will coordinate the functions and pay the costs of the completing these functions based upon an allocation of costs in the table below.

Item	Function	Party Responsible for Expense
Prospectus for each Portfolio and Supplements thereto	Printing and Distribution (including postage)	Company
SAI for each Portfolio and Supplements thereto	Printing and Distribution (including postage)	Company
Proxy Material for Fund or a Portfolio	Printing, Distribution to Current (including postage), tabulation and solicitation	Fund If Company opts to solicit voting instructions from Contract owners itself per Section 2.2(b), then the Company shall pay for distribution and solicitation costs and expenses.
Annual & Semi-Annual Report for each Portfolio	Printing and Distribution (including postage)	Company
Other communication to Prospective and Current	Printing and Distribution (including postage)	If Required by law governing the Fund or Fund – Fund If Required by law governing the Contracts or Company – Company
Operations of the Fund and Portfolios
All operations and related expenses, including the cost of registration and qualification of shares, taxes on the issuance or transfer of shares (if any), cost of management of the business affairs of a Fund, and expenses paid or assumed by a Fund pursuant to any Rule 12b-1 plan
Fund
Operations of the Accounts and Issuance of Contracts
All operations and related expenses, including the costs related to the preparation of offering materials with respect to the Contracts, qualification of the Accounts and issuance of the Contracts under applicable state and federal laws, and expenses paid or assumed by Accounts with respect to the distribution of Contracts
Company

AMENDMENT NO. 1 DATED August 20, 2015 TO THE

PARTICIPATION AGREEMENT DATED FEBRUARY 27, 2012

BY AND AMONG

DFA INVESTMENT DIMENSIONS GROUP INC.,

DIMENSIONAL FUND ADVISORS LP,

DFA SECURITIES LLC,

and

FIRST SECURITY BENEFIT LIFE INSURANCE
AND ANNUITY COMPANY OF NEW YORK

This Amendment No. 1, dated as of August 20, 2015 (this “Amendment”), to the Participation Agreement, dated as of February 27, 2012 (the “Agreement”) is entered into by and among First Security Benefit Life Insurance and Annuity Company of New York (the “Company”); DFA Investment Dimensions Group Inc. (the “Fund”) and its investment adviser, Dimensional Fund Advisors LP (the “Adviser”); and DFA Securities LLC (each individually, a “Party” and collectively, the “Parties”). All capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement.

WHEREAS, the Parties desire to utilize a summary prospectus (as defined in Rule 498 of the 1933 Act) (a “Summary Prospectus”) in connection with the Agreement; and

WHEREAS, the Parties have agreed to amend the Agreement accordingly;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

1.	References in the Agreement to “prospectus” or “prospectus(es)” shall mean both a Summary Prospectus and a statutory prospectus (“Statutory Prospectus”) as defined in Rule 498 of the 1933 Act.

2.
If the Fund and the Company agree to distribute to Contract owners Summary Prospectuses relating to one or more Portfolios of the Fund pursuant to Rule 498 of the 1933 Act, then each Party to the Agreement represents and warrants that it complies with the requirements of Rule 498 in all material respects, and that it maintains policies and procedures reasonably designed to ensure that it can meet its obligations under Rule 498 in connection with the use of such Summary Prospectuses. In this regard, the Fund and the Adviser each represents and warrants that (a) the Summary Prospectuses and the web site hosting of such Summary Prospectuses will comply in all material respects with the requirements of Rule 498 applicable to the Fund and its Portfolios; (b) the Fund and the Adviser will be responsible for compliance with the provisions of Rule 498(f)(i) involving Contract owner requests for additional Fund documents made directly to the Fund or the Adviser, or one of their affiliates; and (c) any information obtained about Contract owners pursuant to this provision will be used solely for the purposes of responding to requests for additional Fund documents. Furthermore, the Company represents and warrants that (a) it will respond to requests for additional Fund documents made by Contract owners directly to the Company or one of its affiliates and will be responsible for compliance with the provisions of Rule 498(f)(i) involving Contract owner requests for additional Fund documents made directly to the Company or one of its affiliates; and (b) any bundling of Summary Prospectuses and Statutory Prospectuses will be done in compliance with Rule 498.

3.
Except as provided in the following sentence, the Company shall deliver (or arrange for delivery of) a Summary Prospectus for each Portfolio that a prospective Contract owner identifies on his or her application as an intended investment option under a Contract or to which a Contract owner allocates premium payments to or transfers Contract value. The Company reserves the right to deliver (or arrange for delivery of) the Statutory Prospectus in place of the Summary Prospectus, and the Company shall deliver (or arrange for delivery of) such Summary or Statutory Prospectuses at the times and in the manner required by applicable provisions of the 1933 Act and rules or regulations thereunder. The Company agrees that it will give the Adviser and the Fund 15 business days notice of its intended use of the Summary Prospectuses or the Statutory Prospectuses. The Company shall be permitted, but not required, to post a copy of the Fund’s Statutory Prospectuses and/or Summary Prospectuses on the Company’s Web site. The Fund shall provide the Company with copies of the Summary Prospectuses and any supplements thereto in the same manner and at the same times as the Agreement requires that the Fund provide the Company with Statutory Prospectuses.

4.
The Fund and the Adviser each agrees that the URL indicated on each Summary Prospectus will lead Contract owners directly to the web page used for hosting Summary Prospectuses and that such web page will host the current Fund documents required to be posted in compliance with Rule 498. The Fund agrees that the web landing page used for hosting Summary Prospectuses will contain Summary Prospectuses and any other Fund documents permitted by Rule 498 only for the Fund or its affiliated investment companies.

5.
At the Company’s request, the Adviser and the Fund will provide the Company with URLs to the current Fund documents for use with Company’s electronic delivery of Fund documents or on the Company’s website.

6.
If the Fund determines that it will end its use of the Summary Prospectus delivery option, the Fund will provide the Company with at least 30 days’ advance notice of its intent so that the Company can arrange to provide a Statutory Prospectus in place of a Summary Prospectus. In order to comply with Rule 498(e)(1), the Fund shall continue to maintain its website in compliance with the requirements of this Agreement and Rule 498 for a minimum of 90 days after the termination of any such notice period.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Parties hereto has caused this Amendment to be duly executed as of the date first set forth above.

Company:

FIRST SECURITY BENEFIT LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK

By:	/s/ DOUGLAS WOLFF
Name:	Douglas Wolff
Title:	President

Fund:

DFA INVESTMENT DIMENSIONS GROUP INC.

By:	/s/ JEFF J. JEON
Name:	Jeff J. Jeon
Title:	Vice President

Adviser:

DIMENSIONAL FUND ADVISORS LP
By: Dimensional Holdings Inc., general partner

By:	/s/ KENNETH M. MANELL
Name:	Kenneth M. Manell
Title:	Vice President

DFAS:

DFA SECURITIES LLC

By:	/s/ CAROLYN O
Name:	Carolyn O
Title:	Vice President